Exhibit 99.1

Frontier Communications
3 High Ridge Park
Stamford, CT 06905
203.614.5600
www.frontier.com

Frontier Communications Corporation to Participate in Investor Conference

STAMFORD, Conn., December 21, 2012 – Frontier Communications Corporation (NASDAQ:FTR) is scheduled to participate in the 2013 Citi Global Internet, Media & Telecommunications Conference in Las Vegas, NV.  Robert W. Starr, Senior Vice President and Treasurer, is scheduled to present on Monday, January 7, 2013 at 2:15 pm PST.

A live webcast of this presentation will be available at www.frontier.com on the Investor Relations page under “Webcasts & Presentations.”

About Frontier Communications
Frontier Communications Corporation (NASDAQ: FTR), is an S&P 500 company and is included in the FORTUNE 500 list of America’s largest corporations. Frontier offers broadband, voice, satellite video, wireless Internet data access, data security solutions, bundled offerings and specialized bundles for residential customers, small businesses and home offices and medium and large businesses in 27 states.  Frontier’s approximately 15,250 employees are based entirely in the United States.  More information is available at www.frontier.com.

INVESTOR CONTACT:	MEDIA CONTACT:
Robert W. Starr	Brigid Smith
SVP & Treasurer	AVP, Corp. Comm.
(203) 614-5708	(203) 614-5042
robert.starr@ftr.com	brigid.smith@ftr.com